UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):
April 24, 2013

CREXUS INVESTMENT CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-34451	26-2652391
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (646) 829-0160

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 24, 2013, Daniel Wickey resigned as Chief Financial Officer of CreXus Investment Corp. (the “Company”) for personal reasons.  Mr. Wickey’s resignation was effective immediately.

(c) On April 25, 2013, the Board of Directors of the Company appointed Jack DeCicco as Chief Financial Officer of the Company, effective immediately.  Mr. DeCicco, age 37, joined the Company in March 2012 as the Chief Accounting Officer. Previously, Mr. DeCicco was a Senior Manager at Ernst & Young, LLP from 2002 to 2012 where he served in a dual capacity role as both an auditor serving publicly traded companies (primarily mortgage REITs) and private companies, and as the technical accounting subject matter resident in Ernst & Young LLP’s Global Real Estate Center. Mr. DeCicco is a Certified Public Accountant and holds a B.S. degree from The Pennsylvania State University.

There are no arrangements or understandings between Mr. DeCicco and any other person pursuant to which he was appointed.  There are also no family relationships between Mr. DeCicco and any director or executive officer of the Company and Mr. DeCicco has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CreXus Investment Corp.

	By:	/s/ Kevin Riordan
		Name:	Kevin Riordan
		Title:	Chief Executive Officer and President

Date: April 25, 2013